Exhibit 32

Section 1350 Certifications

The undersigned hereby certifies that the quarterly report on Form 10-Q of Phibro Animal Health Corporation (the “Registrant”) for the quarter ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/  Gerald K. Carlson
Gerald K. Carlson
Chief Executive Officer
(Principal Executive Officer)

Date: February 14, 2006

/s/  Richard G. Johnson
Richard G. Johnson
Chief Financial Officer
(Principal Financial Officer)

Date: February 14, 2006